EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         I consent to the use of my reports dated November 30, 2003, and February 28, 2003 and 2003 financial statements of Auto Data Network, Inc. in its Registration Statement on Form SB-2.



/s/ Frank E. Hanson
---------------------------
Frank E. Hanson, C.P.A.
Arlington, VA
May 3, 2004